CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Limited Duration Government Income Fund:

We consent to the use of our report dated January 13, 2005 for Putnam Limited Duration Government Income Fund herein by reference and to the references to our firm under the caption "Financial Highlights" in the Prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS" in the Statement of Additional Information.


/s/ KPMG LLP

Boston, Massachusetts
March 24, 2005